Exhibit 10.79

STOCK OPTION AGREEMENT (the “Agreement”), dated as of May 24, 2007 between Deltek, Inc., a Delaware corporation (together with its successors, the “Company”), and David Schwiesow (the “Optionee”).

RECITALS

WHEREAS, on March 15, 2007 (the “Date of Grant”), the Compensation Committee of the Board of Directors of the Company granted the Optionee the right and option to purchase 50,000 shares of Common Stock with a per share exercise price of $13.10 (the “Option”); and

WHEREAS, the Optionee and the Company now intend to evidence the Option;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

Section 1. Grant of Option. This Agreement evidences the Optionee’s right and option to purchase 50,000 shares of Common Stock (subject to adjustment as provided in Section 7 of the Plan) on the terms and conditions set forth in this Agreement and in the Deltek, Inc. 2005 Stock Option Plan (the “Plan”), a copy of which is being delivered to the Optionee concurrently herewith and is made a part hereof as if fully set forth herein. Except as otherwise defined herein, capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan. The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

Section 2. Purchase Price. The price (the “Option Price”) at which the Optionee shall be entitled to purchase shares of Common Stock upon the exercise of this Option shall be $13.10 per share (subject to adjustment as provided in Section 7 of the Plan).

Section 3. Duration of Option. The Option shall be exercisable to the extent and in the manner provided herein for a period of ten years after the Date of Grant; provided, however, that the Option may be earlier terminated as provided in Section 4, 6, 7, 8 or 9.

Section 4. Exercisability of Option.

4.1. General. Subject to the provisions of this Agreement and the Plan, the Option shall be exercisable in accordance with the following schedule:

(a) prior to March 15, 2008, the Option may not be exercised;

(b) on or after March 15, 2008 but before March 15, 2009, the Option may be exercised to acquire up to 25% of the aggregate number of shares of Common Stock that may be purchased pursuant to the Option as set forth in Section 1, less any shares previously acquired pursuant to the Option;

(c) on or after March 15, 2009 but before March 15, 2010, the Option may be exercised to acquire up to 50% of the aggregate number of shares of Common Stock that may be purchased pursuant to the Option as set forth in Section 1, less any shares previously acquired pursuant to the Option;

(d) on or after March 15, 2010 but before March 15, 2011, the Option may be exercised to acquire up to 75% of the aggregate number of shares of Common Stock that may be purchased pursuant to the Option as set forth in Section 1, less any shares previously acquired pursuant to the Option; and

(e) on or after March 15, 2011, the Option may be exercised to acquire up to 100% of the aggregate number of shares of Common Stock that may be purchased pursuant to the Option as set forth in Section 1, less any shares previously acquired pursuant to the Option;

provided, however, that notwithstanding the foregoing schedule as to exercisability, in the event of a Change in Control occurring while the Optionee is employed by the Company, the Option shall become exercisable in full to the extent then unexercisable if your employment is terminated on the date of or within 18 months following a Change in Control either by the Company or its successor without Cause or by you for Good Reason. For purposes of the foregoing proviso, the terms “Cause,” “Change in Control” and “Good Reason” shall have the meanings set forth in the employment letter, dated as of May 2, 2007, between the Company and the Optionee (the “Employment Letter”).

4.2. Death; Disability.

(a) Subject to the provisions of this Agreement and the Plan, and notwithstanding any other provision of Section 4.1, the Option may be exercised to acquire up to 100% of the aggregate number of shares of Common Stock that may be purchased pursuant to the Option as set forth in Section 1, less any shares previously acquired pursuant to the Option, if the Optionee (i) dies or (ii) ceases to be a full-time employee due to the Disability of the Optionee.

(b) “Disability” is defined as a physical or mental condition as a result of which the Optionee is unable to perform the primary duties, responsibilities and functions of their position for a period of 90 days.

4.3. Sales or Other Events. The Company shall give the Optionee at least five business days’ notice (or, if not practicable, such shorter notice as may be practicable) (the “Sale Notice”) prior to the anticipated date of the consummation of a sale by the NMP Entities of any of their shares of Common Stock to a Third Party (an “NMP Sale”). The Optionee shall be permitted to exercise the Option to the extent provided in this Section 4.3 in order to participate in the NMP Sale; provided, that, in the event of an NMP Sale in which the Optionee would be required to participate pursuant to Section 3.5 of the Optionee Shareholders’ Agreement were the Optionee then a party to such agreement, the Company may require the Optionee to exercise the

Option to the extent necessary to enable the Optionee to participate therein or forfeit the Option (or portion thereof, as applicable). Notwithstanding anything in Section 4.1 to the contrary, in connection with an NMP Sale, the Option may be exercised to the extent of the excess, if any, of (a) the number of shares with respect to which the Optionee would be entitled to, or is being required to, participate in an NMP Sale, and will so participate, over (b) the number of shares previously issued to the Optionee upon exercise of the Option and not previously disposed of. Unless the Company elects to allow an earlier exercise of the Option, the exercise of an Option in connection with an NMP Sale shall be made in accordance with Section 5 and shall be made concurrently with the consummation of the NMP Sale, and, in the event the NMP Sale is not consummated, any notice of exercise submitted in connection with the NMP Sale shall be of no force or effect and the Option shall be exercisable thereafter to the extent it would have been exercisable if no Sale Notice or notice of exercise had been given. In lieu of permitting the Optionee to participate in a Public Offering of all or a portion of the shares of Common Stock owned by the NMP Entities (a “Secondary Public Offering”), the Company, at its option, may instead cause the Option and the underlying shares to be registered under applicable securities laws, or make other arrangements consistent with such laws, so as to permit the Optionee to sell for a period of time after the Secondary Public Offering the same number of shares that the Optionee would have been able to sell in the Secondary Public Offering but for this sentence.

4.4. Termination of Option. Subject to the provisions of Section 9, the Option shall terminate simultaneously with the consummation of a Total Sale to the extent that the Option has not theretofore been exercised.

4.5. Exercises Under Multiple Option Agreements. Notwithstanding anything herein to the contrary, if, in connection with an NMP Sale, the Optionee shall be entitled to acquire shares of Common Stock pursuant to Section 4.3 and 4.3 and pursuant to the analogous provisions of one or more other stock option agreements between the Optionee and the Company (any such agreement, including this Agreement, an “Option Agreement”), then the Company shall have the right, at its option, to designate the Option Agreement or Option Agreements pursuant to which the Optionee may exercise options for purposes of the Optionee’s participation in an NMP Sale, provided that in no event shall any such determination reduce the aggregate number of shares that the Optionee would otherwise be entitled to sell in connection with such NMP Sale.

Section 5. Manner of Exercise and Payment.

5.1. Notice of Exercise. Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice to the Company. Such notice shall state that the Optionee is electing to exercise the Option, shall set forth the number of shares of Common Stock in respect of which the Option is being exercised and shall be signed by the Optionee or, where applicable, by the Optionee’s Legal Representative.

5.2. Deliveries. The notice of exercise described in Section 5.1 shall be accompanied by (a) payment of the full purchase price for the shares in respect of which the Option is being exercised, together with any withholding taxes that may be due as a result of the exercise of the Option, such payment to be made by delivery to the Company of a certified or bank check payable to the order of the Company or cash by wire transfer or other immediately available funds to an account designated by the Company, and (b) a fully executed Optionee Shareholders’ Agreement (a copy of which, in the form to be executed by the Optionee (which may differ from optionee to optionee and from time to time), will be supplied to the Optionee upon request) and the undated stock power referred to in Section 6.14(a)(ii) of the Optionee Shareholders’ Agreement.

5.3. Issuance of Shares. Upon receipt of notice of exercise, full payment for the shares of Common Stock in respect of which the Option is being exercised and a fully executed Optionee Shareholders’ Agreement and stock power, and subject to Section 9 of the Plan, the Company shall take such action as may be necessary under applicable law to effect the issuance to the Optionee of the number of shares of Common Stock as to which such exercise was effected. No fractional shares of Common Stock (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of shares of Common Stock that may be purchased upon exercise shall be rounded to the nearest whole number.

5.4. Shareholder Rights. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to the Option until: (a) the Option shall have been exercised in accordance with the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of shares in respect of which the Option was exercised and any withholding taxes due, (b) the Optionee shall have delivered the fully executed Optionee Shareholders’ Agreement and stock power to the Company, (c) the Company shall have issued the shares to the Optionee, and (d) the Optionee’s name shall have been entered as a shareholder of record on the books of the Company. Upon the occurrence of all of the foregoing events, the Optionee shall have full ownership rights with respect to such shares, subject to the provisions of the Optionee Shareholders’ Agreement.

Section 6. Certain Restrictions.

6.1. No Sale or Transfer. The Optionee shall not sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of the Option or any portion thereof.

6.2. Employment Termination. If the Optionee shall no longer be employed on a full-time basis by the Company (“Terminated” or a “Termination”), irrespective of whether the Optionee receives, in connection with the Termination, any severance or other payment from the Company under any employment agreement or otherwise, then (i) the Option, to the extent it is not exercisable pursuant to Section 4.1 or 4.2 at the date of such Termination, shall terminate on, and shall be of no further force and effect from and after, the date of such Termination, and (ii) the Option, to the extent it is exercisable pursuant to Section 4.1 or 4.2 at the date of such Termination (the “Exercisable Portion of the Option”), shall be exercisable by the Optionee during the Post-Termination Exercise Period (as defined below), but in no event after the expiration of the term of the Option, and, until exercised, the Exercisable Portion of the Option shall continue to be subject to the terms of this Agreement, including Section 4.3. If the Optionee does not exercise any portion of the Exercisable Portion of the Option within the Post-Termination Exercise Period, such portion shall terminate and shall be of no further force and effect following the close of business on the last day of the Post-Termination Exercise Period.

“Post-Termination Exercise Period” shall mean the period commencing on the date of the Optionee’s Termination and ending at the close of business on the 180th day after the date of the Optionee’s Termination. Notwithstanding anything in this Agreement or the Plan to the contrary, and in addition to the rights of the Company set forth in Section 7.2, the Option, whether exercisable or unexercisable, shall immediately terminate upon a Termination by the Company for Cause.

Section 7. Prohibited Activities.

7.1. Prohibition Against Certain Activities. The Optionee agrees that the Optionee will not at any time (a) disclose or furnish to any other Person or use for the Optionee’s own or any other Person’s account any Confidential or Proprietary Information (other than in the course of the Optionee’s employment with the Company) except for Permitted Disclosures (a “Prohibited Disclosure”), (b) directly or indirectly solicit for employment, including without limitation, recommending to any subsequent employer the solicitation for employment of, any employee of the Company or any Affiliate thereof (provided, that this clause (b) shall expire on the second anniversary of the date of the Optionee’s Termination) (a “Prohibited Solicitation”) and (c) commit a breach of the provisions of Section 6.1 (a “Prohibited Transfer”).

“Confidential or Proprietary Information” shall mean any non-public information about the Company or any Affiliate thereof which was acquired by the Optionee during the Optionee’s employment with the Company or any Affiliate thereof and which has or is reasonably likely to have competitive value to the Company or any Affiliate thereof or to a Competitor, but excluding information that is or becomes generally available to the public other than as a result of a breach of this Agreement by the Optionee.

“Permitted Disclosure” means the disclosure of Confidential or Proprietary Information (i) made with the prior written consent of the Company, (ii) required to be disclosed by law or legal process or (iii) if the Optionee is a party to the Recapitalization Agreement, dated as of December 23, 2004, to which (among others) the Company and the NMP Entities are parties, as may reasonably be necessary in connection with the performance of any indemnification obligations thereunder.

7.2. Right to Terminate Option. The Optionee understands and agrees that the Company is granting to the Optionee the Option to reward the Optionee for the Optionee’s future efforts and loyalty to the Company and its Affiliates by giving the Optionee the opportunity to participate in the potential future appreciation of the Company. Accordingly, if, while any portion of the Option is outstanding, (a) the Optionee engages in any Prohibited Disclosure or breaches or violates the Optionee’s obligations relating to the non-disclosure or non-use of confidential or proprietary information under any Employee Agreement to which the Optionee is a party, or (b) the Optionee engages in any Prohibited Solicitation or breaches or violates any non-solicitation obligations under any Employee Agreement to which the Optionee is a party, or (c) the Optionee engages in any Prohibited Transfer, or (d) the Optionee engages in any Competitive Activity or breaches or violates any non-competition obligations under any Employee Agreement to which the Optionee is a party, or (e) the Optionee is convicted of a felony against the Company or any of its Affiliates, then, in addition to any other rights and remedies available to the Company, the Company shall be entitled, at its option, exercisable by written notice, to terminate the Option (including the Exercisable Portion of the Option), or any unexercised portion thereof, which shall then be of no further force and effect.

“Competitive Activity” shall mean, directly or indirectly, (i) owning, managing, operating, joining, controlling, being employed by, or participating in the ownership, management, operation or control of, or being connected in any manner with, including, without limitation, holding any position as a shareholder, director, officer, consultant, independent contractor, employee or partner of, spokesman for, or investor in, any Competitor, or (ii) acting as a Competitor in an individual capacity; provided, that, in no event (i) shall ownership by the Optionee of five percent (5%) or less of the outstanding securities of any class of any issuer whose securities are registered under the Securities Exchange Act of 1934, as amended, standing alone, be considered Competitive Activity, so long as the Optionee does not have, or exercise, any rights to manage or operate the business of such issuer other than rights as a shareholder thereof, (ii) shall being employed by a Competitor, standing alone, be considered Competitive Activity, so long as (A) the Competitor has more than one discrete and readily distinguishable part of its business, (B) the Optionee’s duties are not at or involving the part of the Competitor’s business that constitutes a Competing Business, including, without limitation, serving in a capacity where any Person involved in the part of the Competitor’s business that constitutes a Competing Business reports to the Optionee and (C) the Optionee notifies the Company of such employment prior to commencement of his or her employment with such Competitor, or (iii) shall being employed by a licensee of any Company Product and providing Competing Services to such licensee, standing alone, be considered Competitive Activity.

“Competitor” shall mean any Person that is engaged in (or intends or proposes to engage in, or has been organized for the purpose of engaging in) a Competing Business in the Company’s Market Area.

“Company’s Market Area” shall mean (x) the United States (including each state and the District of Columbia), and (y) each country or territory other than the United States which accounted for at least two and one-half percent (2-1/2%) of software license revenue by the Company and its subsidiaries during the 12 months immediately prior to the date the Optionee’s employment Terminates as reported on the Company’s financial statements.

“Competing Business” shall mean the business of (a) developing, implementing, marketing and/or selling any Company Products or Competing Products or (b) developing, providing, performing, marketing or selling any Competing Services.

“Company Product” shall mean any project-based business management and/or sales management software and/or other product that, as of the date the Optionee’s employment Terminates, the Company or any of its Affiliates is developing, implementing, marketing and/or selling.

“Competing Product” shall mean any product that competes with any Company Product.

“Competing Service” shall mean implementation, consulting, support, maintenance, development and/or training services relating to or in connection with the use of any Company Products or Competing Products.

“Employee Agreement” shall mean any agreement between the Company and the Optionee that contains non-competition, non-solicitation or confidentiality restrictions on the Optionee.

Section 8. Effect of Certain Transactions. Subject to Section 9, in the event of (a) the liquidation or dissolution of the Company or (b) a merger or consolidation of the Company (a “Transaction”), the Option shall continue in effect in accordance with its terms, except that following the Transaction either (i) each outstanding Option shall be treated as provided for in the plan of liquidation or dissolution adopted, or the agreement entered into, in connection with the Transaction or (ii) if not so provided in such plan or agreement, the Optionee shall be entitled to receive in respect of each share of Common Stock subject to the Option, upon exercise of the Option, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of Common Stock was entitled to receive in the Transaction in respect of a share of Common Stock; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Option prior to such Transaction.

Section 9. Continuation of Plan upon Total Sale.

(a) Upon the effective date of any Total Sale, as defined in the Plan, any unexercised portion of the Option shall terminate unless provision shall be made in writing in connection with such Total Sale for the continuance of the Plan and such unexercised portion of the Option or for the assumption of such unexercised portion of the Option by a successor to the Company or for the substitution for such unexercised portion of the Option of new options covering shares or other securities or other equity interests of such successor with appropriate adjustments as to number and kind of shares or other securities or other equity interests, option prices and other terms of such new options. In the event that provision in writing is made as aforesaid in connection with a Total Sale, the unexercised portion of the Option or the new options substituted therefor shall continue in the manner and under the terms provided in the Plan and this Agreement and in such writing.

(b) “Total Sale” shall have the definition specified in Section 2.20 of the Plan.

Section 10. Miscellaneous.

10.1. Acknowledgment. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof as the same may be amended from time to time. The Optionee hereby acknowledges that the Optionee has reviewed the Plan and this Agreement and understands the Optionee’s rights and obligations thereunder and hereunder. The Optionee also acknowledges that the Optionee has been provided with such information concerning the Company, the Plan and this Agreement as the Optionee and the Optionee’s advisors have requested.

10.2. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or which may in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee, in good faith, whose determination shall be final, binding and conclusive for all purposes.

10.3. Governing Law; Venue; Compliance with Law; Service of Process; Waiver of Jury Trials.

(a) Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto shall be governed by, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

(b) Compliance with Law. Notwithstanding anything herein to the contrary, the Company shall not be required to issue shares pursuant to the exercise of any Option granted under this Agreement, the Grant Notice and the Plan unless such exercise and issuance comply with all applicable laws, including, without limitation, all applicable federal and state securities laws.

(c) Venue and Service of Process. By execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally (i) consents to submit to the exclusive jurisdiction of the federal and state courts of the State of New York located in New York County (collectively, the “Selected Courts”) for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, and agrees not to commence any action or proceeding relating thereto except in the Selected Courts, provided, that, a party may commence any action or proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (ii) consents to service of any process, summons, notice or document in any action or proceeding by registered first-class mail, postage prepaid, return receipt requested or by nationally recognized courier guaranteeing overnight delivery in accordance with Section 10.6 and agrees that such service of process shall be effective service of process for any action or proceeding brought against it in any such court, provided, that, nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; (iii) waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the Selected Courts; and (iv) waives and agrees not to plead or claim in any court that any such action or proceeding brought in any such Selected Court has been brought in an inconvenient forum.

(d) Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN WHOLE OR IN PART ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING. SUCH ACTION OR PROCEEDING SHALL INSTEAD BE TRIED IN A SELECTED COURT BY A JUDGE SITTING WITHOUT A JURY.

10.4. Specific Performance. The parties hereto acknowledge that there will be no adequate remedy at law for a violation of any of the provisions of this Agreement and that, in addition to any other remedies which may be available, all of the provisions of this Agreement shall be specifically enforceable in accordance with their respective terms.

10.5. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but the invalidity or unenforceability of any provision or portion of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision or portion of any provision, in any other jurisdiction. In addition, should a court or arbitrator determine that any provision or portion of any provision of this Agreement is not reasonable or valid, either in period of time, geographical area, or otherwise, the parties hereto agree that such provision should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable or valid.

10.6. Notice. Unless otherwise provided herein, all notices, requests and other communications provided for under the terms of this Agreement shall be in writing. Any notice, request or other communication hereunder shall be sent by (i) personal delivery, (ii) facsimile during normal business hours, with confirmation of receipt, to the number indicated,

(iii) reputable commercial overnight delivery service courier or (iv) registered or certified mail, return receipt requested, postage prepaid, in each case addressed to the intended recipient as set forth below:

(a)	If to the Company, to:

Deltek Systems, Inc.

13880 Dulles Corner Lane

Herndon, Virginia 20171

Attention: Chief Financial Officer and General Counsel

Facsimile: (703) 885-9838

(b)	With a copy to (which shall not constitute notice):

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Facsimile: (212) 859-4000

Attention: Aviva F. Diamant, Esq.

(c) If to the Optionee, at the most recent address and facsimile number contained in the Company’s records, and if to the Legal Representative, to such Person at the address of which the Company is notified in accordance with this Section 10.6.

All such notices, requests and other communications shall be deemed to have been given when received. Any party may change its facsimile number or its address to which notices, requests and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner then set forth.

10.7. Binding Effect; Assignment; Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and any of their respective successors, personal representatives and permitted assigns who agree in writing to be bound by the terms hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Optionee without the prior written consent of the Company. In addition, each of the NMP Entities shall be a third party beneficiary of this Agreement and shall be entitled to enforce this Agreement. In connection with the transfer of any securities of the Company held by an NMP Entity, each NMP Entity shall be entitled to assign its rights hereunder to an Affiliate of such NMP Entity or a partner of such NMP Entity or Affiliate and, subject to such NMP Entities’ compliance with Section 3.3 of the Optionee Shareholders’ Agreement, if applicable, to a Third Party.

10.8. Amendments and Waivers. This Agreement and any of the provisions hereof may be amended, waived (either generally or in a particular instance and either retroactively or prospectively), modified or supplemented, in whole or in part, only by written agreement signed by the Company and the Optionee; provided, that, the observance of any provision of this Agreement may be waived in writing by the party that will lose the benefit of such provision as a result of such waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach, except as otherwise explicitly provided for in such waiver. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

10.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

10.10. Entire Agreement. This Agreement and the Plan and, upon execution thereof, the Optionee Shareholders’ Agreement, constitute the entire agreement, and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the Option granted hereby.

10.11. Withholding. The Company shall have the right to deduct from any amount payable under this Agreement any taxes or other amounts required by applicable law to be withheld. The Optionee agrees to indemnify the Company against any federal, state and local withholding taxes for which the Company may be liable in connection with the Optionee’s acquisition, ownership or disposition of any Common Stock.

10.12. No Right to Continued Employment. This Agreement shall not confer upon the Optionee any right with respect to continuance of employment by the Company or any Affiliate thereof, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate such Optionee’s employment at any time.

10.13. General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of any of the provisions hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement. Words of inclusion shall not be construed as terms of limitation herein, so that references to “include,” “includes” and “including” shall not be limiting and shall be regarded as references to non-exclusive and non-characterizing illustrations.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

DELTEK, INC.

/s/ David Schwiesow	By:	/s/ Kevin Parker
David Schwiesow		Kevin Parker
President and Chief Executive Officer

Date: May 25, 2007		Date: May 24, 2007